                                                                       Exhibit 5


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

    KNOXVILLE OFFICE:                                                 MEMPHIS OFFICE:
  1700 RIVERVIEW TOWER     315 DEADERICK STREET, SUITE 2700     THE TOWER AT PEABODY PLACE
KNOXVILLE, TN 37901-1509    NASHVILLE, TENNESSEE 37238-0002    100 PEABODY PLACE, SUITE 950
     (423) 521-6200                 (615) 742-6200                MEMPHIS, TN 38103-2625
                                                                      (901) 543-5900

                                  May 31, 2001


Performance Food Group Company
12500 West Creek Parkway
Richmond, Virginia 23238

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of an Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on May 31, 2001, covering 6,000,000 shares, par value $.01 per share, of common stock (the "Common Stock") of Performance Food Group Company (the "Company").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, upon authorization by the Board of Directors of the Company of the specific acquisitions subject of the Registration Statement and, when issued and delivered, against receipt by the Company of the agreed consideration therefor, which consideration shall have been determined by the Board of Directors to be adequate, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                                    Very truly yours,



                                    /s/   Bass, Berry & Sims PLC